AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1995.

                                              REGISTRATION  NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ALLWASTE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                4212                          74-2427167
  (State or other jurisdiction          (Primary Standard Industrial           (I.R.S. Employer
of incorporation or organization)        Classification Code Number)        Identification Number)

                           5151 SAN FELIPE, SUITE 1600
                              HOUSTON, TEXAS 77056
                                 (713) 623-8777
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      AMENDED AND RESTATED 1989 REPLACEMENT NON-QUALIFIED STOCK OPTION PLAN
                              (Full Title of Plan)

                               WILLIAM L. FIEDLER
                                 ALLWASTE, INC.
                 VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                           5151 SAN FELIPE, SUITE 1600
                              HOUSTON, TEXAS 77056
                                 (713) 623-8777
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM           PROPOSED
                 TITLE OF                        AMOUNT TO            OFFERING           MAXIMUM AGGREGATE        AMOUNT OF
        SECURITIES TO BE REGISTERED          BE REGISTERED(1)    PRICE PER SHARE(2)      OFFERING PRICE(2)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share           1,870,771              $5.50               $10,289,240             $3,549
================================================================================================================================

(1) Pursuant to Rule 429, the prospectus which constitutes part of this Registration Statement also includes an aggregate of 3,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), registered under Registration Statement Nos. 33-16548, 33-18881, 33-27308, 33-34774, 33-44220, and 33-46048 on Form S-8, which became effective on September 3, 1987, December 24, 1987, March 16, 1989, June 3, 1990, November 27, 1991, and February 28, 1992,
         respectively (collectively, the "Previous Registration Statements"), which Previous Registration Statements are incorporated herein by reference. All share amounts have been adjusted to reflect the two-for-one split of the Common Stock that was effected on December 1, 1989. Pursuant to Rule 416(a), an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan are also registered hereunder.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low per share sale prices of the Common Stock, as reported by the New York Stock Exchange, on August 3, 1995, or $5.50 per share. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan. PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         William L. Fiedler, Esq. has given an opinion to the Securities and Exchange Commission filed herewith on the legality of the shares of Common Stock registered hereunder. Mr. Fiedler serves as the Vice President, General Counsel, and Secretary of the Company and is employed by the registrant on a full-time basis. He owns a beneficial interest in 28,229 shares of Common Stock.

ITEM 8.  EXHIBITS.

EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
-------                            -------------------
  5.1 Opinion of William L. Fiedler, Esq., Vice President, General Counsel and Secretary of Allwaste, Inc.

 23.1               Consent of Arthur Andersen LLP

 23.2 Consent of William L. Fiedler, Esq. (included in the opinion attached hereto as Exhibit 5.1).

 24.1               Power of Attorney (included on the signature page hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 21st day of July, 1995.

                                ALLWASTE, INC.

                                By: /s/ ROBERT M. CHISTE
                                        Robert M. Chiste
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Allwaste, Inc., do hereby constitute and appoint Robert M. Chiste or William L. Fiedler or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically, without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 21st day of July, 1995.

/s/ R. L. NELSON, JR.                Chairman of the Board of Directors
    R.L. Nelson, Jr.

/s/ ROBERT M. CHISTE                 President and Chief Executive Officer;
    Robert M. Chiste                 Director (Principal Executive Officer)

/s/ DARREN B. MILLER                 Vice President and Controller (Principal
    Darren B. Miller                 Financial Officer and Principal Accounting
                                     Officer)

/s/ FRED M. FERREIRA                 Senior Vice President and Chief Operating
    Fred M. Ferreira                 Officer; Director

/s/ FLETCHER THORNE-THOMSEN, JR.     Senior Vice President -- Corporate
    Fletcher Thorne-Thomsen, Jr.     Development; Director

/s/ MICHAEL A. BAKER                 Director
    Michael A. Baker

   _____________________________     Director
    David H. Batchelder

   _____________________________     Director
    Robert L. Knauss


/s/ T. MICHAEL YOUNG                 Director
    T. Michael Young

/s/ THOMAS J. TIERNEY                Director
    Thomas J. Tierney

/s/ RICARDO J. BESQUIN               Director
    Ricardo J. Besquin

   _____________________________     Director
    John U. Clarke

                                  EXHIBIT INDEX

EXHIBIT                                                              SEQUENTIAL
 NUMBER                   EXHIBIT DESCRIPTION                       PAGE NUMBER*
-------                   -------------------                       ------------
   5.1      Opinion of William L. Fiedler, Esq., Vice President,
            General Counsel and Secretary of Allwaste, Inc.

  23.1      Consent of Arthur Andersen LLP

  23.2 Consent of William L. Fiedler, Esq. (included in the opinion attached hereto as Exhibit 5.1).

  24.1      Power of Attorney (included on the signature page hereto)
---------

* This information appears only in the manually-signed and sequentially-numbered original.